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                                                                   EXHIBIT 10(e)





                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    We consent to the use of our reports each dated February 4, 1998 on the financial statements and financial highlights of AIM V.I. Capital Appreciation Fund, AIM V.I. Diversified Income Fund, AIM V.I. Global Utilities Fund, AIM V.I. Government Securities Fund, AIM V.I. Growth Fund, AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund, AIM V.I. Money Market Fund, and AIM V.I. Value Fund, each a series of AIM Variable Insurance Funds, Inc. Such financial statements and financial highlights are included in the Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of AIM Variable Insurance Funds, Inc. We also consent to the references to our Firm in such Registration Statement.


                                   /s/ TAIT, WELLER & BAKER
                                   TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
February 9, 1998